Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977

BioHiTech Confirms Approximately $2.3 Million in New Food Waste Digester Orders for 16 Additional Ships from
Carnival Corporation

CHESTNUT RIDGE, NY – May 18, 2021 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a sustainable technology and environmental solutions company, announced it has received additional purchase orders totaling approximately $2.3 million for the Company’s Revolution Series™ Digesters from Carnival Corporation. The Company anticipates fulfilling these orders in the third quarter of 2021.

“We are grateful to all of the Carnival brands for entrusting our Company with the execution of a very important project that our Revolution Series Digesters support. Carnival’s acceptance of our technology and the rapid integration across their fleet is a testimony to the high value of our solutions deliver.

We share Carnival’s commitment to sustainable food waste management and believe that our Revolution Series Digesters are an efficient and compliant approach to decrease food waste, achieve safe onboard disposal and improve associated environmental outcomes. We look forward to continuing our strong relationship with Carnival, and providing further updates as they develop,” commented Tony Fuller, BioHiTech’s Chief Executive Officer.

The Revolution Series digesters, equipped with BioHiTech’s sophisticated proprietary data analytics platform, provides transparency into the waste stream allowing food waste to be addressed at both the point of generation and disposal.

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is a technology services company focused on providing cost-effective solutions that improve environmental outcomes. Our technologies for waste management include the patented processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. In addition, we distribute a patented technology that achieves high-level disinfection of spaces such as classrooms, hotel or hospital rooms and other enclosed areas to combat the spread of viruses and bacteria without the use of harsh chemicals. Our unique solutions enable businesses, educational institutions and municipalities of all sizes to solve everyday problems in a smarter and more cost-effective way while reducing their impact on the environment. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, including statements about the estimated contract value, additional purchase orders or deliveries, and the ability of the Company’s products to improve environmental outcomes and achieve corporate sustainability goals, are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the BioHiTech's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Lisa Giovannielli

VP, Corporate Communications

O: 888.876.9300

E: lgiovannielli@biohitech.com

www.biohitech.com

Investors:
ir@biohitech.com